Exhibit 99.1

Enservco Corporation Reports Results for Second Quarter 2024

~ Recently Announced Transactions Expected to Benefit Operating and Financial Performance in Second Half 2024 and Beyond ~

LONGMONT, Colo., August 14, 2024 (GLOBE NEWSWIRE) – Enservco Corporation (NYSE American: ENSV) (“Enservco”, or the “Company”), a diversified provider of energy logistics solutions and specialized well-site services to the domestic energy industry, today announced operational and financial results for the second quarter of 2024.

The Company announced on August 9, 2024 the sale of certain Colorado based frac water heating assets of Heat Waves Hot Oil Service, LLC, a wholly owned subsidiary of Enservco, and its exit from the frac water heating business in Colorado. The financial results for Colorado frac water heating services are reported in the Company’s “Completion and Other Services” segment in Enservco’s financial statements, including its Form 10-Q filed earlier today with the Securities and Exchange Commission (“SEC”). In addition, the Company announced on August 12, 2024 the closing of the immediately accretive acquisition of Buckshot Trucking and closing on a share exchange with Star Equity Holdings, including an exchange of respective equity investments between the companies and short-term debt financing discussed in more detail in its Form 10-Q filed earlier today and Form 8-K filed Monday. As a result, the consolidated financial performance shown below and the Company’s SEC filings for the three and six months ended June 30, 2024 is not indicative of future results, which the Company believes will be a material improvement due to the Company’s repositioned portfolio of assets.

FINANCIAL SUMMARY

(in 000’s, except per share data)

	Three Months Ended June 30,					Six Months Ended June 30,
	2024		2023		% Change	2024		2023		% Change
Revenues		$3,764		$3,729	1%		$13,556		$12,641	7%

(Loss) income from operations		$(1,104)		$(2,089)	47%		$157		$(2,549)	NM
Net loss		$(2,327)		$(2,554)	9%	$	(1,587)		$(3,558)	55%
Per diluted share	$	(0.08)	$	(0.12)	NM	$	(0.06)	$	(0.20)	NM
Adjusted EBITDA(1)	$	(667)		$(1,101)	39%		$1,567	$	(107)	NM

NM: Not meaningful.

(1)	A non-GAAP financial measure; see the “Non-GAAP Information” section in this release for more information including reconciliations to the most comparable GAAP measures.

Q2 2024 HIGHLIGHTS & RECENT EVENTS

●	Grew revenues to $3.8 million – up slightly from Q2 2023;
●	Improved profit position to a net loss of $2.3 million, or $0.08 per diluted share, from a net loss of $2.6 million, or $0.12 per diluted share, for Q2 2023;
●	Generated Adjusted EBITDA to $1.6 million for the first six months of 2024 versus an Adjusted EBITDA loss of $0.1 million in prior year;
●	Made significant progress on multiple fronts to drive increased overall operational and financial flexibility in support of the Company’s recent strategic announcements including:
o	Sale of its seasonal frac water heating business in Colorado;
o	Closing of the immediately accretive acquisition of Buckshot Trucking – a highly-regarded and well-positioned energy logistics business offering year-round growth potential; and
o	Entrance into a new relationship with Star Equity Holdings, including respective equity investments between the companies.

MANAGEMENT COMMENTARY

Rich Murphy, the Company’s CEO and Chairman stated “Our second quarter results marked an overall improvement on both a quarterly and year-to-date basis as well as a continued focus on controlling costs, which places us in a good position for the second half of 2024 as we begin to benefit from the positive financial performance and substantial opportunities provided by our recent transactions.”

Murphy continued, “The Company has evaluated and just recently executed a number of strategic initiatives designed to enhance our financial position and further rationalize our asset base as we reduced reliance on our seasonal frac water heating services business. In support of these efforts, we recently divested certain non-core assets and invested in opportunities such as logistics that generate solid cash flow and provide visible near and long-term growth. Over the past week, we announced the exit of our seasonal-focused Colorado frac water heating business and the closing of the immediately accretive Buckshot acquisition that provides a complementary customer base and increased profitable expansion opportunities. Importantly, we also announced our strategic financial relationship with Star Equity Holdings, which included respective equity investments by both companies. We are excited to have Rick Coleman – as CEO and a Director at Star – join the Board to add his insight and expertise as we look to further prudently expand our market position to enhance our service offerings and customer base.”

Mr. Murphy concluded, “I am extremely proud of the team here at Enservco. Over the past year and a half, we have been fortunate to materially improve our business and financial health through several key transactions and milestones. Many of these required significant organizational changes, and I want to thank everyone for their support and dedication as we critically repositioned the Company for long-term success – both operationally and financially. We look forward to shifting our nearer-term efforts to ensuring the successful integration of Buckshot’s people and assets into Enservco’s business, with five months of Buckshot’s operations to be reflected in our second half results. This provides a solid outlook for the remainder of 2024 and the expectation of a strong 2025 assuming current or improved market conditions. Finally – and as important – I want to thank our shareholders for their ongoing confidence and continued support.”

CONFERENCE CALL & ADDITIONAL INFORMATION

The Company has scheduled a conference call on Thursday, August 15, 2024 at 10:00 a.m. ET to discuss its second quarter 2024 operational and financial results, and provide further details concerning its recent transactions and outlook. To participate, interested parties should dial 888-506-0062 at least five minutes before the call is to begin. Please reference the “Enservco 2024 Second Quarter Earnings Call” or use the participant access code of 790636. International callers may participate by dialing 973-528-0011. The call will also be webcast and available on Enservco’s website at www.enservco.com under “Investors” on the “Events” page.

In addition, interested parties can participate through the webcast by accessing the following link:

https://www.webcaster4.com/Webcast/Page/2228/51082

Like callers, participants should access the webcast at least five minutes prior to start time. In addition, a replay of the webcast will be available following the call through the above link.

ABOUT ENSERVCO

Enservco provides a range of logistics solutions and oilfield services through its various operating subsidiaries in major domestic oil and gas basins across the United States. Additional information is available at www.enservco.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2023, and subsequently filed documents with the Securities and Exchange Commission (“SEC”). Forward looking statements in this news release that are subject to risks also include (a) the ability of Enservco to successfully integrate Buckshot’s market opportunities, personnel and operations and to achieve expected benefit; and (b) our ability to further transform into a logistics business; (c) the ability to restructure our debt; and (d) the ability to maintain compliance with the NYSE/American Stock Markets. Enservco disclaims any obligation to update any forward-looking statement made herein.

CONTACT

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com

ENSERVCO CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Production services	$2,618	$2,889	$5,103	$5,752
Completion and other services	1,146	840	8,453	6,889
Total revenues	3,764	3,729	13,556	12,641

Expenses:
Production services	2,499	2,601	4,403	4,775
Completion and other services	916	1,315	5,543	6,038
Sales, general, and administrative	1,188	882	2,420	2,386
Gain on disposal of assets	(23)	(175)	(23)	(175)
Impairment loss	-	250	-	250
Depreciation and amortization	288	945	1,056	1,916
Total operating expenses	4,868	5,818	13,399	15,190

(Loss) income from operations	(1,104)	(2,089)	157	(2,549)

Other (expense) income:
Interest expense	(415)	(518)	(993)	(1,108)
Other (expense) income	(808)	53	(751)	83
Total other expense, net	(1,223)	(465)	(1,744)	(1,025)

Loss before taxes	(2,327)	(2,554)	(1,587)	(3,574)
Deferred income tax benefit	-	-	-	16
Net loss	$(2,327)	$(2,554)	$(1,587)	$(3,558)

Net loss per share - basic and diluted	$(0.08)	$(0.12)	$(0.06)	$(0.20)

Weighted average number of common shares outstanding - basic and diluted	30,033	21,240	28,579	18,042

ENSERVCO CORPORATION AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$332	$201
Accounts receivable, net	1,518	4,190
Prepaid expenses and other current assets	2,124	1,047
Inventories	211	209
Note receivable	75	75
Assets held for sale	3,878	-
Total Current Assets	8,138	5,722

Property and equipment, net	2,087	6,923
Intangible assets, net	92	-
Right-of-use asset - finance, net	3	9
Right-of-use asset - operating, net	1,009	891
Note receivable, less current portion	106	144
Other assets	181	183

Total Assets	$11,616	$13,872

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$2,847	$3,967
Utica Facility	1,886	1,595
LSQ Facility	1,173	2,472
September and October 2023 Convertible Notes, related parties	664	-
November 2022 Convertible Note, related party	-	1,027
Financed insurance	1,161	318
Lease liability - finance	17	10
Lease liability - operating	360	441
Other current liabilities	135	198
Total Current Liabilities	8,243	10,028

Utica Facility, less current portion	622	1,690
September and October 2023 Convertible Notes, related parties, less current portion	-	1,656
Utica Residual Liability	330	256
Lease liability - finance, less current portion	-	6
Lease liability - operating, less current portion	678	528
Deferred tax liabilities	222	222
Other non-current liabilities	24	58

Total Liabilities	10,119	14,444

Commitments and Contingencies

Stockholders' Equity (Deficit):
Preferred stock, $0.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.005 par value, 100,000,000 shares authorized; 37,288,845 and 26,592,637 shares issued as of June 30, 2024 and December 31, 2023, respectively; 6,907 shares of treasury stock as of June 30, 2024 and December 31, 2023; and 37,281,938 and 26,585,730 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	184	131
Additional paid-in capital	52,573	48,970
Accumulated deficit	(51,260)	(49,673)
Total Stockholders' Equity (Deficit)	1,497	(572)

Total Liabilities and Stockholders' Equity (Deficit)	$11,616	$13,872

ENSERVCO CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2024	2023
Operating Activities:
Net loss	$(1,587)	$(3,558)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,056	1,916
Gain on disposal of equipment	(23)	(175)
Impairment loss	-	250
Interest paid-in-kind on LSQ Facility	181	-
Stock-based compensation	123	180
Amortization of debt issuance costs and discount	127	139
Inducement costs related to note conversions	908	-
Deferred income tax benefit	-	(16)
Bad debt recovery	(25)	(100)
Changes in operating assets and liabilities:
Accounts receivable	2,697	3,251
Inventories	(3)	(27)
Prepaid expense and other current assets	508	470
Amortization of operating lease assets	250	282
Other assets	1	19
Accounts payable and accrued liabilities	(812)	(1,667)
Operating lease liabilities	(300)	(297)
Other liabilities	82	(281)
Net cash provided by operating activities	3,183	386

Investing Activities:
Purchases of property and equipment	(92)	(84)
Proceeds from disposals of property and equipment	23	225
Purchase of intangible	(92)	-
Collections on note receivable	38	44
Net cash (used in) provided by investing activities	(123)	185

Financing Activities:
Proceeds from February 2023 Offering, net	-	2,952
Proceeds from exercise of pre-funded warrants	-	3
Net LSQ Facility repayments	(1,480)	(2,153)
Utica Facility repayments	(808)	(608)
Repayments of long-term debt	-	(30)
Payments on financed insurance	(641)	(329)
Payments of finance leases	-	(10)
Net cash used in financing activities	(2,929)	(175)

Net Increase in Cash and Cash Equivalents	131	396

Cash and Cash Equivalents, beginning of period	201	35

Cash and Cash Equivalents, end of period	$332	$431

NON-GAAP INFORMATION

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest taxes, depreciation, and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing Enservco’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net loss in the table below. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

	For the Three Months Ended
	June 30,
	2024	2023
Reconciliation from Net Loss to Adjusted EBITDA
Net loss	$(2,327)	$(2,554)
Add back (deduct):
Interest expense	415	518
Depreciation and amortization	288	945
EBITDA (non-GAAP)	(1,624)	(1,091)
Add back (deduct):
Stock-based compensation	46	(16)
Non-recurring legal and transaction costs	151	84
Gain on disposal of assets	(23)	(175)
Bad debt recovery	(25)	(100)
Impairment loss	-	250
Other expense (income)	808	(53)
Adjusted EBITDA (non-GAAP)	$(667)	$(1,101)

	For the Six Months Ended
	June 30,
	2024	2023
Reconciliation from Net Loss to Adjusted EBITDA
Net loss	$(1,587)	$(3,558)
Add back (deduct):
Interest expense	993	1,108
Deferred income tax benefit	-	(16)
Depreciation and amortization	1,056	1,916
EBITDA (non-GAAP)	462	(550)
Add back (deduct):
Stock-based compensation	123	180
Severance and transition	-	1
Non-recurring legal and transaction costs	279	370
Gain on disposal of assets	(23)	(175)
Bad debt recovery	(25)	(100)
Impairment loss	-	250
Other expense (income)	751	(83)
Adjusted EBITDA (non-GAAP)	$1,567	$(107)